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                                                   Exhibit 23 (a)





               CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 3, 2000 relating to the financial statements and financial statement schedule, which appears in Allegheny Energy, Inc's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
July 14, 2000